Exhibit 10.11

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FORM OF WARRANT TO PURCHASE STOCK

Company:	Restoration Robotics, Inc., a Delaware corporation

Number of Shares:

Class of Stock:	Series C Preferred Stock

Warrant Price:	per share (Subject to adjustment as provided in this Warrant, including but not limited to Section 1.6)

Issue Date:

Expiration Date:

Warrant Number:

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, NATIONAL SECURITIES CORPORATION, or its assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of RESTORATION ROBOTICS, INC. (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company (or such other appropriate location as Holder is so instructed by the Company). Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or exercise via Net Issuance (as set forth in Addendum 1) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 [Reserved].

1.3 Delivery of Certificate and New Warrant. Within 30 days after Holder exercises this Warrant and the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant with respect to the Shares not so acquired.

1.4 Replacement of Warrants. In the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5 Acquisition of the Company.

1.5.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger, sale of the voting securities of the Company or other transaction or series of related transactions where the holders of the Company’s securities before the transaction or series of related transactions beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction or series of related transactions (other than in connection with a bona fide sale or issuance of securities of the Company for capital raising purposes).

1.5.2 Treatment of Warrant in the Event of an Acquisition. The Company shall give Holder written notice at least ten (10) days prior to the closing of any proposed Acquisition.

(a) If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(b) If the Acquirer does not affirmatively agree to assume this Warrant, then in connection with the Acquisition, the Company shall give Holder written notice at least ten (10) days prior to the closing of the Acquisition of such fact. In such event, notwithstanding any other provision of this Warrant to the contrary, Holder may immediately exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Acquisition. Notwithstanding the foregoing in the event of an Acquisition (other than an Excluded Acquisition (as defined below)) if (A) the Holder has elected not to exercise the Warrant and (B) the Acquirer refuses to assume this Warrant in connection with such Acquisition, the Company shall have the option to cancel the Warrant in exchange for cash consideration equal to the product of (i) the number of Shares issuable hereunder and (ii) two (2) times the Warrant Price (as adjusted) (“Cancellation Option”) payable upon the closing of such Acquisition; provided, however, if the Acquirer has agreed to assume any other warrants of the Company exercisable for shares of the Company’s preferred stock, the Holder shall have the option to either accept the Cancellation Option or require that the Acquirer assume this Warrant Agreement. Subject to the foregoing proviso, in the event the Company exercises the Cancellation Option, this Warrant will terminate immediately prior to the closing of an Acquisition.

(c) As used herein, an “Excluded Acquisition” means, an Acquisition where the consideration that the holders of the Shares are entitled to receive on account of the Shares consists entirely of cash and/or shares of common stock that are publicly traded on a national exchange. This Warrant shall be automatically net exercised in the event of an Excluded Acquisition in accordance with Section 4.1, or otherwise expire immediately prior to the closing of an Excluded Acquisition.

1.6 Adjustment in Warrant Price. If after the Issue Date the Company sells or issues to any investors Series D Preferred Stock at a price per share lower than the Original Issue Price (as defined in the Certificate of Incorporation (as defined below)) for a share of Series C Preferred Stock, the Warrant Price of this Warrant shall, concurrent with the issuance of such shares of Series D Preferred Stock, automatically be adjusted to instead be equal to the per share purchase price of such Series D Preferred Stock.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser Number of Shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are split or multiplied, by reclassification or otherwise, into a greater Number of Shares, the Warrant Price shall be proportionately decreased.

2.4 Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company, after the Issue Date of this Warrant, of securities at a price per share less than the Warrant Price, other than an issuance of Series D Preferred Stock contemplated in Section 1.6 above, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions of the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”), a copy of which has been provided to the National Securities (as defined below), which apply to Diluting Issuances as if the Shares were outstanding on the date of such Diluting Issuance. The provisions set forth for the Shares in the Company’s Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of this Warrant increase as a result of any adjustment arising from a Diluting Issuance.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment. Notwithstanding the foregoing, nothing shall prohibit the Company from amending its Certificate of Incorporation with the requisite consent of its Board of Directors and Stockholders, and the Company shall not have been deemed to have impaired Holder’s rights hereunder, if it amends its Certificate of Incorporation, if the holders of the Company’s capital stock consent to such amendment or waive their rights thereunder so long as such amendment or waiver affects the Shares in the same manner as such amendment or waiver affects the other shares of the same series and class of stock as the Shares (without taking into account the particular circumstances of any holder of such series and class of stock).

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company hereby represents and warrants to, and agrees with, the Holder as follows:

3.1.1 The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which the Series C Preferred Stock was last sold for cash consideration prior to the Issue Date.

3.1.2 All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, as provided in the Rights Agreement (as defined below) or under applicable federal and state securities laws.

3.1.3 The Company’s capitalization table delivered to Holder as of the Issue Date is true and complete as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least ten (10) days prior written notice of the date when the same will take place (and specifying the date on which the holders of stock will be entitled to exchange their stock for securities or other property deliverable upon the occurrence of such event). Upon request, the Company shall provide Holder with such information reasonably necessary for Holder to evaluate its rights as a holder of this Warrant or Warrant Shares in the case of matters referred to (a), (b), (c) and (d) herein above.

3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communications, information and/or communiqués to the shareholders of the Company, (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements. In addition, and without limiting the generality of the foregoing, so long as the Holder holds this Warrant and/or any of the Shares, the Company shall afford to the Holder the same access to information concerning the Company and its business and financial condition as would be afforded to a holder of the class of Shares under applicable state law and/or any agreement with any holder of the class of Shares. The information rights set forth in this Article 3.3 shall terminate and be of no further force and effect upon the earlier of (a) the closing of the Company’s initial public offering of its Common Stock pursuant an effective registration statement filed under the Act and (b) the consummation of a Liquidation Event (as defined in the Certificate of Incorporation).

3.4 Registration Under the Act. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be deemed “Registrable Securities” under the terms of the that certain Amended and Restated Investors’ Rights Agreement between the Company and its investors dated as of February 7, 2013, as amended to date (as may be amended from time to time, the “Rights Agreement”), a copy of which has been provided to the National Securities. The Company agrees that no amendments will be made to the Agreement that would have an adverse impact on Holder’s registration rights thereunder without the consent of Holder, unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with other shares of the same class as the Shares (without taking into account the particular circumstances of any holder of shares). Holder shall be deemed to be a party to the Agreement solely for the purpose of the above-mentioned registration rights.

3.5 Market “Stand-Off Agreement”. Holder hereby agrees that it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Common Stock (or other securities) of the Company held by such Holder as of the date of such “lock-up” or “market-standoff” agreement, nor shall the Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed in connection with the Company’s initial public offering under the Securities Act (the “Lock-Up Period”); provided, that, if applicable to the Company, for the purpose of compliance with NASD Rule 2711(f)(4) or any successor provisions or amendments thereto, if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case, Purchaser hereby consents to an extension to the Lock-Up Period until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless such extension is waived in writing. The obligations described in this Section 3.5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Holder agrees, if so requested by the Company or any representative of the underwriters, to execute such underwriters standard form of “lock-up” or “market standoff agreement in a form satisfactory to the underwriters and the Company and consistent with the provisions of this Section 3.5.

ARTICLE 4

INVESTMENT REPRESENTATIONS AND WARRANTIES

With respect to the acquisition of this Warrant and any of the Shares, Holder hereby represents and warrants to, and agrees with, the Company as follows:

4.1 Purchase Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder’s representation to the Company that this Warrant and the Shares (and the shares of Common Stock issuable upon conversion of the Shares) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to a National Securities Affiliate (as defined below), and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to a National Securities Affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than a National Securities Affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

4.2 Reliance upon Holder’s Representations. Holder understands that this Warrant and the Shares are not registered under the Act on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.

4.3 Accredited Investor Status. Holder represents to the Company that Holder is an Accredited Investor (as defined in the Act).

4.4 Restricted Securities. Holder understands that this Warrant and the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

ARTICLE 5

MISCELLANEOUS

5.1 Term; Exercise Upon Expiration. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company agrees that Holder may terminate this Warrant, upon notice to the Company, at any time in its sole discretion. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one Share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant Net Issuance (as set forth below in Addendum 1) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one Share upon such expiration shall be determined pursuant to Section A (3) of the Addendum 1. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees to notify the Holder, within a reasonable period of time, of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 OF THE WARRANT, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require National Securities Corporation (“National Securities”) or a National Securities Affiliate (as defined herein) to provide an opinion of counsel or investment representation letter if the transfer is to any affiliate of National Securities (“National Securities Affiliate”).

5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this Warrant to its affiliates, at any time without notice or the delivery of any other instrument to the Company, and such affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises this Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service (such as, but not limited to, Federal Express, DHL or UPS), fee prepaid, or on the first business day after transmission by facsimile, at such address or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon the receipt of executed Warrant and initial transfer described in Article 4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

National Securities Corporation

Attn: Hany S. Awadalla, Managing Director

410 Park Avenue, 14th Floor

New York, NY 10022

Phone: (646) 237-3431

Fax: (212)380-2828

All notices to the Company shall be addressed as follows:

Restoration Robotics, Inc.

Attn: Chief Financial Officer

128 Baytech Drive

San Jose, CA 95134

Facsimile No.

With a copy to (which copy shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attn: Michael Hall and Brian Cuneo

Facsimile No. (650) 463-2600

5.6 Amendments; Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which taken together shall constitute one and the same instrument

[Remainder of Page Intentionally Left Blank]

The undersigned executed this Warrant as of the date and year first above written.

RESTORATION ROBOTICS, INC. a Delaware corporation

By:

Name:

Title:

NATIONAL SECURITIES CORPORATION

By:

Name:

Title:

APPENDIX I

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                      shares of the                      stock of Restoration Robotics, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant, and:

(a)              tenders herewith payment of the purchase price of such shares in full; or

(b)              elects to exercise its net issuance rights pursuant to the terms of the attached Warrant with respect to              shares of [Series      Preferred Stock][Common Stock].

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

National Securities Corporation

Attn: Hany S. Awadalla, Managing Director

410 Park Avenue, 14th Floor

New York, NY 10022

Phone: (646) 237-3431

Fax: (212) 380-2828

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws, and hereby confirms the representations and warranties set forth in Article 4 of the attached Warrant.

NATIONAL SECURITIES CORPORATION or Assignee

(Signature)

(Name and Title)

(Date)

APPENDIX I

ADDENDUM 1

(Net Issuance)

A.	Right to Convert Warrant into Stock: Net Issuance.

(1) Net Issuance Right. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Net Issuance Right”) into Shares as provided in this Section A at any time or from time to time during the term of this Warrant. Upon exercise of the Net Issuance Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Shares as is determined according to the following formula:

X =	A - B

  Y

Where:	X = the number of Shares that shall be issued to Holder

Y = the fair market value of one Share

A = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

B = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Net Issuance Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

No fractional shares shall be issuable upon exercise of the Net Issuance Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of this Addendum of this Warrant, shares issued pursuant to the Net Issuance Right shall be treated as if they were issued upon the exercise of this Warrant.

(2) Exercise of Net Issuance Right. The Net Issuance Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Appendix I) specifying that the Holder thereby intends to exercise the Net Issuance Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to as the Converted Warrant Shares) in exercise of the Net Issuance Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the Holder, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering (a “Public Offering”) pursuant to a Registration Statement under the Securities Act of 1933, amended (the “Act”). Certificates for the shares issuable upon exercise of the Net Issuance Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

(3) Determination of Fair Market Value. For purposes of this Addendum “fair market value” of a Share (which shall be Common Stock if the Share has been converted into Common Stock) as of a particular date (the “Determination Date”) shall mean:

(a) If the Net Issuance Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “price to the public” specified in the final prospectus with respect to such offering.

(b) If the Net Issuance Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(i) If traded on a securities exchange, then the fair market value shall be the average of the closing prices of the Common Stock on such exchange over the five trading days ending three days prior to the Determination Date;

(ii) If traded on the Nasdaq Stock Market or other over-the-counter system, then the fair market value shall be the average of the closing bid and ask prices of the Common Stock over the five trading days ending three days prior to the Determination Date; and

(iii) If there is no public market, then fair market value (the highest price per share which Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold, from authorized but unissued shares) shall be determined in good faith by the Company’s Board of Directors unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Common Stock pursuant to such merger or acquisition or other consolidation.

In making a determination under clauses (i) or (ii) above, if on the Determination Date, five trading days have not passed since the Company’s initial Public Offering then the fair market value of the Common Stock shall be the average closing prices or closing bid and ask prices, as applicable, for the shorter period beginning on and including the date of the initial Public Offering and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid and ask price, as applicable, for such trading day). If closing prices or closing bid and ask prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid and ask price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.